EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 26, 2003 relating to the consolidated financial statements of Private Media Group, Inc., as of and for the year ended December 31, 2002, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/    BDO AUDIBERIA AUDITORES

Barcelona, Spain

October 9, 2003